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                                                                    Exhibit 10.5

                     PARK SQUARE BUILDING COMMERCIAL LEASE

     THIS INSTRUMENT IS A LEASE, dated as of March 3, 2000, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the "Building") located at 31 Saint James Avenue, Boston, Massachusetts 02116. The parties to this instrument hereby agree with each other as follows:

1.   BASIC LEASE
     PROVISIONS:    The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

                    A.   BASIC DATA.

                         LESSOR: OMV Associates Limited Partnership

                         LESSOR'S Address: c/o Capital Properties Management, Inc., 31 Saint James Avenue, Boston, MA 02116

                         LESSEE: Inso Corporation, Inc., a Delaware corporation.

                         LESSEE'S Original Address: 31 St. James Avenue, Boston, MA 02116

                         LESSEE'S Notice Address (Section 20): Premises

                         Basic Rent:

                                   Area A         Area B         Annual Rent
                                 ----------------------------------------------
                         Year 1    $22.50         $27/sf         $266,449.50
                         Year 2    $22.50         $27/sf         $266,449.50
                         Year 3    $22.50         $28/sf         $271,955.50
                         Year 4    $22.50         $29/sf         $277,461.50
                         Year 5    $22.50         $29/sf         $277,461.50

                                      As the same may be adjusted and/or abated.

                         Premises Rentable Area: Agreed to be 10,741 square feet
                    located on the third floor of the Building consisting of Area A (5,235 rentable square feet) and Area B (5,506 rentable square feet.)

                         Permitted Uses: Office use and to the extent permitted
                    by applicable law (including, without limitation, applicable zoning ordinances), LESSEE may use the Premises for the creation of computer software, so-called and the use of software reproduction machines in that process.

                         Escalation Factor: 2.54%, as computed in accordance
                    with the Escalation Factor Computation.

                         Construction Completion Date: Upon substantial
                    completion of LESSOR'S Work, approximately May 1, 2000.

                         Initial Term: Five years commencing on the Area A
                    Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Area A Commencement Date, except that if the Area A Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

                         Security Deposit: None.
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                                                                    EXHIBIT 10.5

                         Base Operating Expenses: The actual Operating Expenses
                    for the calendar year commencing January 1, 2000 and ending December 31, 2000.

                         Base Taxes: The actual Taxes for the Tax Year
                    commencing July 1, 1999 and ending June 30, 2000.

                         Electricity Cost: $1.50/sf per year payable to LESSOR.

                         Broker: None

                    B.   ADDITIONAL DEFINITIONS.

                         Agent: Capital Properties Management, Inc., 31 St.
                    James Avenue, Boston, Massachusetts 02116.

                         Business Days: 8:00 a.m. - 6:00 p.m. Monday through
                    Friday and Saturday 9:00 a.m. through 1 p.m. except New Year's Day, President's Day, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to "days" shall mean calendar days.

                         Area A Commencement Date: Upon Lease Execution.

                         Area B Commencement Date: The day following the
                    Construction Completion Date.

                         Escalation Factor Computation: Premises Rentable Area
                    divided by 95% of building rentable area (445,765 square feet).

                         Guarantor: None

                         Initial Public Liability Insurance: $1,000,000.00 per
                    occurrence (combined single limit) for property damage, personal injury or death.

                         LESSOR'S Work:  As defined in Section 26.

                         LESSOR'S Plans: As defined in Section 26.

                         Premises: A portion of the Building as shown on Exhibit
                    A attached hereto.

2.   PREMISES       A portion of the building owned by LESSOR consisting of
                    approximately 10,741 SQUARE FEET OF RENTABLE AREA ON THE
                    THIRD FLOOR OF THE BUILDING AND SUBSTANTIALLY KNOWN AS SUITE
                    350 on the plan attached hereto as "Exhibit A" (the
                    "Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3.   TERM           The term of this lease shall be for five years commencing on the Area A Commencement Date.

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4.   BASIC          The LESSEE shall pay to the LESSOR rent at the rate
     RENT described in Section 1 of this Lease, payable in advance on the first day of each month commencing without deduction or set off on the Area A Commencement Date. Rent shall be abated for Area B for the time from the Area A Commencement Date to the Area B Commencement Date.

5.   SECURITY
     DEPOSIT        Deleted.

6.   ADDITIONAL     A.   TAX. If, in any tax year, the real estate taxes on the
     RENT           land and buildings, of which the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated
                    (hereinafter called the "Base Year"), LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

                    B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Premises are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items enumerated in "Exhibit C" attached hereto. LESSOR agrees to provide LESSEE with a reasonably detailed statement of Actual Operating Expenses within 270 days after the end of each Fiscal Year. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within sixty (60) days after that giving by LESSOR of such accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

                    C. PAYMENT. At LESSOR'S option, payment of Additional Rent shall be on a monthly basis based on LESSOR'S good faith estimate of the Tax and Operating Expenses for the following year.

                    D. AUDIT. In the event LESSEE elects to audit LESSOR'S statement of Operating Expenses or statement of Taxes in accordance with this clause, such audit must be (i) conducted by an independent nationally recognized accounting firm that is not being compensated by LESSEE on a contingency fee basis, and (ii) completed within sixty (60) days following LESSEE'S notice disputing the correctness of the statement of Operating Expenses. Furthermore, all of the information obtained through the LESSEE'S audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the LESSOR and/or the Property as well as any compromise, settlement, or adjustment reached between LESSOR and LESSEE relative to the results of the audit shall be held in strict confidence by LESSEE and its officers, agents, and employees; and LESSEE shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to LESSEE'S exercise of its right to audit, LESSEE must deliver to LESSOR a signed confidentiality agreement from the auditor (in form acceptable to LESSOR) reached between LESSOR and LESSEE shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of

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                    LESSOR. LESSEE understands and agrees that this provision is of material importance to the LESSOR and that any violation of the terms of this provision shall result in immediate and irreparable harm to the LESSOR. LESSOR shall have all rights allowed by law or equity if LESSEE, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate LESSEE's right to audit.

7.   UTILITIES      The LESSEE shall pay LESSOR for electricity in accordance
                    with Section 1 of this Lease. The LESSOR agrees to provide electricity in the amount of 5 watts per square foot and all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in Boston, Massachusetts, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control. The cost for non-business hours heating, ventilating and air conditioning service shall be $40.00 per hour (or a fraction thereof.)
                    LESSEE shall have access to the Premises twenty-four hours per day, seven days per week, fifty two weeks per year.

                    LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8.   USE OF         The LESSEE agrees to use the Premises in a manner consistent
     LEASED         with the nature of the building and consistent with the
     PREMISES       other LESSEES in the building. The LESSEE shall use the
                    Premises only for the purpose of listed in Section 1 of this Lease.

9.   COMPLIANCE     The LESSEE acknowledges that no trade or occupation shall be
     WITH LAWS      conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws. LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law.

10.  FIRE           The LESSEE shall not permit any use of the Premises which
     INSURANCE      will make voidable any insurance on the property of which
                    the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance
                    Rating Association, or any similar body, succeeding to its powers. Nor shall LESSEE cause or permit the storage, use, generation, release or disposition of any hazardous materials in, on or about the property by LESSEE, its agents, employees or contractors. LESSEE will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws. LESSEE will immediately advise LESSOR in writing of
                    (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against LESSEE, LESSOR, the Premises or the Property relating to

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                    damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials on or about the Premises. Without LESSOR'S prior written consent, LESSEE will not take any remedial action or enter into any agreement or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

                    LESSEE will be solely responsible for and will defend, indemnify and hold LESSOR, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including employees harmless from and against all claims, costs expenses, damages and liabilities, including attorneys' fees and costs, arising out of or in connection with LESSEE'S breach of its obligations in this Section 10. LESSEE will be solely responsible for and will defend, indemnify, and hold LESSOR, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of LESSEE'S hazardous materials on the Premises. LESSEE'S obligations under this
                    Section 10 will survive the expiration or other termination of this Lease.

                    The LESSEE shall not use the Premises in any way which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other lessees, all extra insurance premiums caused by the LESSEE'S use of the Premises.

11.  MAINTENANCE    The LESSEE agrees to maintain the Premises, in good
     OBLIGATIONS    condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein.

                    A. LESSEE'S OBLIGATIONS. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. The LESSEE shall keep and maintain the Premises in good order and repair, reasonable wear and tear and fire or other casualty excepted, at its own expense except such repairs which are necessary due to the acts or negligence of LESSOR, its agents or employees. The LESSOR shall at LESSEE'S expense and upon LESSEE's request, furnish and install all replacement lamps, lighting tubes, bulbs and ballast's which may be required in the Premises during the terms hereof.

                    B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the common areas, the mechanical and plumbing and electrical systems serving the building and the Premises and the structure of the building of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

                    LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

12.  ADDITIONS &    The LESSEE shall not make structural alterations or
     ALTERATIONS    additions to the Premises or the building's systems, but may make non-structural alterations provided the LESSOR

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                    consents thereto in writing, which consent shall not be
                    unreasonably withheld or delayed. LESSEE may make non-structural additions which cost less than $10,000 without LESSOR'S approval. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. If such lien is not discharged within ten (10) days after LESSOR gives LESSEE notice of such filing of such lien, LESSEE shall (i) either provide a bond to release such lien in an amount of 150% of the amount thereof with sureties and otherwise in a form and substance reasonably satisfactory to LESSOR or (ii) furnish LESSOR, within such ten (10) day period, security satisfactory to LESSOR in the amount of 150% of the claim plus estimated costs to discharge the lien. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.  ASSIGNMENT     The LESSEE shall not assign or sublet the whole or any part
     & SUBLEAS-     of the Premises without LESSOR'S prior written consent, such
     ING            consent shall not be unreasonably withheld, or delayed in
                    any event more than thirty (30) business days after the information set forth in paragraph 13(a) below has been provided. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE or ASSIGNEE is paying rent at an amount greater than in this agreement, fifty percent (50%) over the amount over shall be due to LESSOR. No assignment or sublease shall release LESSEE from, and LESSEE shall remain fully liable for, performance of LESSEE'S obligations under the lease. LESSEE shall not sublease or assign to a current or prospective tenant of the Building. Prospective tenants are those tenants who have been introduced to the Property within thirty (30) days of the sublease or assignment proposal or any tenant in negotiation with LESSOR. LESSEE shall not sublease or assign to any tenant whereby the sublessee or assignees use violates the exclusive use or is the same as the predominant use of any tenant at the Property.

                    (a)  Submission of Information. If LESSEE requests LESSOR'S
                         -------------------------
                         consent to a specific assignment or subletting, LESSEE will submit in writing to LESSOR (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease;
                         (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably and character of the proposed assignee or subtenant; (e) the proposed form of assignment (including lease assumption provisions) or sublease; and (f) any other information reasonably required by Landlord. Notwithstanding any provision to the contrary contained herein, for so long as LESSEE (as specified in Section 1 above) shall remain liable to LESSOR for the payment of all rent and the full performance of the covenants and conditions of the Lease, LESSOR shall not withhold its consent to any assignment or subleasing based on the financial condition of any proposed assignee or sublessee unless, prior to such assignment or sublease, there shall have been a change in control of LESSEE.

                    (b)  Permitted Transfer. LESSOR consents to an assignment of
                         ------------------
                         this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of LESSEE or the parent of LESSEE or to any corporation into or with which LESSEE may be merged or consolidated; provided that (a) LESSEE promptly provides LESSOR with a fully executed copy of such assignment or sublease; (b) LESSEE is not

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                    (c)  released from liability under this Lease and (c) the
                         assignee assumes in writing all of the obligations of LESSEE under this Lease

14.  SUBORDINA-     This Lease shall be subject and subordinate to any and all
     TION           mortgages, deeds of trust and other instruments in the
                    nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. LESSOR hereby acknowledges that the Basic Rent and the Rent credit (as defined in Section 35) provided for in this Lease constitute the primary consideration for LESSEE's agreement to enter into this Lease and that LESSEE is entitled to receive the benefit of such provisions for the full term of this Lease pursuant to the applicable terms of this Lease. It shall, therefore, be a condition of LESSEE's obligations under this Lease that the LESSOR use best efforts to obtain a non-disturbance agreement reasonably satisfactory to Lessee from LESSOR's current mortgage lender within forty-five (45) days after the execution of this Lease. Such non-disturbance agreement must fully accept the terms of this Lease and must not contain any carve-outs which would negate the Rent Credit provision. In the event that, despite using such efforts, the LESSOR is unable to obtain a non-disturbance agreement in such forty-five day period, then, upon request from the LESSOR prior to the expiration of such time period, LESSEE will not unreasonably withhold its consent to an extension period of an additional forty-five (45) days. If LESSOR fails to deliver such non-disturbance agreement prior to the end of such period of time, as the same may be extended, then, at LESSEE's option, either (a) LESSEE may continue to grant LESSOR additional extensions of time or (b) LESSOR shall, upon demand by LESSEE at the expiration of any extension period granted hereunder, pay to LESSEE, a cash sum in the amount of the then remaining Rent Credit and, thereafter, the provisions of Section 35 shall be null and void.

15.  LESSOR'S       The LESSOR or agents of the LESSOR may, at reasonable times
     ACCESS         and with reasonable notice, enter to inspect the Premises;
                    exhibit the Premises to prospective purchasers, lenders or tenants; determine LESSEE'S compliance with the Lease;
                    remove placards and signs not approved and affixed as herein provided, and make repairs and alterations to the Premises and Property as LESSOR should elect to do, provided that such actions do not materially interfere with LESSEE'S use of the Premises.

16.  INDEMNIFI-     LESSEE shall save LESSOR harmless, and shall exonerate and
     CATION AND     indemnify LESSOR, from and against any and all claims,
     LIABILITY      liabilities or penalties asserted by or on behalf of any
                    person, firm, corporation or public authority:

                    (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except LESSOR, its Agents or their employees;

                    (ii) on account of or based upon any injury to person, or loss or damage to property, sustained on or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limitation, the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or Premises by the LESSEE or by any person claiming by, through or under LESSEE, except where such injury, loss or

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                         damage was caused by the negligence, fault or
                         misconduct of LESSOR, its Agents or their employees;

                         and in addition to and not in limitation of either of the foregoing subdivisions (i) and (ii);

                 (iii) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by LESSOR or its contractors, or agents or employees or either) on the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall at LESSEE'S expense resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for insurance underwriters of LESSEE engaged in such defense shall be deemed satisfactory.

17. LESSEE'S     The LESSEE shall maintain with respect to the Premises and the
    LIABILITY    Property of which the Premises are a part commercial general
    INSURANCE    liability insurance in the amount of $1,000,000 with property damage insurance in limits of $1,000,000 and Workers
                 Compensation insurance insuring against and satisfying LESSEE'S obligations and liabilities under the Workers Compensation Laws of Massachusetts, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therin.

18. FIRE,        Should a substantial portion of the Premises, or of the
    CASUALITY,   property of which they are a part, be substantially damaged by
    EMINENT      fire or other casualty, or be taken by eminent domain, the
    DOMAIN       LESSOR may elect to terminate this lease. When such fire,
                 casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                 (a) The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises, or

                 (b) The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises and extended an additional ninety (90) days for force majeure. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

19. DEFAULT      A)   In the event that:
    AND
    BANKRUPTCY    (i) The LESSEE shall default in the payment of any
                      installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

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                    (ii)      The LESSEE shall default in the observance or
                              performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or if such default is of such a nature that LESSEE can not reasonably remedy the same within such thirty-day period, LESSEE fails to commence to remedy the same and prosecute such remedy to completion; or

                    (iii) The LESSEE files or is filed against in any bankruptcy, insolvency or reorganization petition and such proceeding is not dismissed or vacated within ninety (90) days of such filing; or

                    (iv) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors and such attachment is not dissolved within fifteen (15) days, or

                    (v) Any attachment is made of the leasehold interest outlined in this lease; or

                    (vi) The LESSEE fails to take possession of Premises within three (3) days of the Commencement Date or shall abandon the Premises; or

                    (vii) LESSEE violates the terms of Section 13 "Assignment & Subleasing"; or

                    (viii) A receiver is appointed to conduct LESSEE'S business (whether or not LESSOR has re-entered the premises) then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE'S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default.

                              The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of 18 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 per cent per annum until paid. LESSEE shall pay an administrative fee if a check does not clear.

               B) LESSOR'S REMEDIES. If any one or more events of default set forth above occurs, LESSOR may, at its election:

                    (i) Give LESSEE written notice of LESSOR'S intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case LESSEE'S right to possession of the Premises will cease and this Lease will be terminated, except as to LESSEE's liability, as if the expiration of the term fixed in such notice were the end of the Term;

                         (ii) Without further demand or notice, and without terminating this Lease, reenter and take possession of the Premises or any part of the Premises, repossess the same, expel LESSEE and those claiming through or under LESSEE and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any matter of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                         (iii) Without further demand or notice to cure any event of default and charge LESSEE for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount of 18 percent per annum, provided that LESSOR will have no obligation to cure any such event of default of LESSEE.

                    If LESSOR elects to reenter as provided in subsection (ii) or if LESSOR takes possession pursuant to legal proceedings or pursuant to any notice provided by law, LESSOR may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in LESSOR'S or LESSEE'S name, but for the account of LESSEE, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as LESSOR, in its reasonable discretion, may determine, and LESSOR may collect and receive the rents from such reletting. LESSOR will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by LESSOR will be construed as an election on LESSOR'S part to terminate this Lease unless a written notice of such intention is given to LESSEE. No written notice from LESSOR under this Section or under a forcible or unlawful entry and detainer statue or similar law will constitute an election by LESSOR to terminate this Lease unless such notice specifically so states. LESSOR reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving LESSEE such written notice, in which event this Lease will terminate as specified in such notice.

20.  NOTICE         Any Notice from the LESSOR to the LESSEE relating to the
                    Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section 1 of this Lease, registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR. All notices shall be effective when received or refused.

21.  SURRENDER      The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises).
                    LESSEE shall deliver to the LESSOR
                    the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, reasonable wear and tear and damage by fire or other casualty only expected.
                    In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises. Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

22.  BROKERAGE      LESSEE warrants and represents that LESSEE has dealt with no broker other than the broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify LESSOR against any such claim.

23.  LESSOR'S       The LESSOR is not personally liable under this Lease. (a)
     LIABILITY      LESSEE specifically agrees to look solely to the LESSOR'S
                    then equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR'S assets other than from such property.

24.  WAIVER         Failure on the part of the LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of its rights hereunder.
                    Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to, or of any action by the other requiring such consent or approval, shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

25.  STATUS         Recognizing that both parties may find it necessary to
     REPORT         establish to third parties, from time to time, the then
                    current status of performance hereunder, either party will, within ten (10) days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26.  CONDITION      Except as otherwise provided in this Section, the Premises
     AND AREA       are being delivered strictly in their condition "as is" and
                    LESSEE acknowledges that it has inspected the same and found them satisfactory. LESSOR WILL CONSTRUCT THE LEASEHOLD
                    IMPROVEMENTS IN ACCORDANCE WITH LESSEE'S SPECIFICATIONS
                    USING BUILDING STANDARD MATERIALS. All costs of construction which shall include, but not be limited to architectural and engineering and all hard and soft costs, shall be at LESSEE'S sole cost and expense, provided, however, that all costs may be paid by LESSEE's rent credit (the "LESSEE'S Rent Credit") as described hereinafter in
               Section 35.

A.   PREPARATION OF      Promptly upon execution of the Lease, LESSOR will have
     THE PREMISES:       prepared, at LESSEE'S sole cost and expense, certain
                         plans ("LESSOR'S Plans") for improvements to be made in the Premises and adjacent areas of the Building to prepare the Premises for LESSEE'S occupancy. Upon completion of LESSOR'S Plans, LESSOR shall submit the same to LESSEE for LESSEE'S approval, which approval shall not be unreasonably delayed or withheld. To the extent that LESSEE does not disapprove LESSOR'S Plans in writing, and provide specific remedies that will make LESSOR'S Plans acceptable, within five (5)
                         Business Days after submission of the same by LESSOR, LESSEE shall be conclusively deemed to have approved
                         LESSOR'S Plans. Promptly after approval of LESSOR'S
                         Plans, LESSOR shall exercise all reasonable efforts to complete, at its sole cost and expense the work specified in LESSOR'S Plans. The work shall collectively be referred to as "LESSOR'S Work." LESSEE shall have no claim against LESSOR for failure so to complete such work.

B.   SUBSTANTIAL         The Premises shall be deemed ready for occupancy on the
     COMPLETION          first day (the "Substantial Completion Date") as of
                         which LESSOR'S Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with LESSEE'S use of the Premises (i.e. so-called "punch list" items), the building permit is signed off, the Premises is legally available for occupancy and LESSEE has been given notice thereof. LESSOR shall complete as soon as conditions permit all "punch list" items (but in no event later than thirty days after the Substantial Completion Date) and LESSEE shall afford
                         LESSOR access to the Premises for such purposes.

                         If the Substantial Completion Date has not occurred by August 1, 2000 (the "Outside Completion Date") as it may be extended pursuant to section 26.D. LESSEE shall have the right to terminate this Lease by giving notice to LESSOR not later than thirty (30) days after the Outside Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice, unless, within such 30-day period, LESSOR substantially completes LESSOR'S Work; and such right of termination shall be LESSEE'S sole and exclusive remedy at law or in equity for LESSOR'S failure so to complete such work.

C.   CONCLUSIVENESS
     OF LESSOR'S
     PERFORMANCE         Except to the extent to which LESSEE shall have given
                         LESSOR notice, not later than the end of the second full calendar month of the Term of the Lease next beginning after the Commencement Date, of any respects in which LESSOR has not performed LESSOR'S Work and except for latent defects not reasonably discoverable by LESSEE within such time period, LESSOR shall be deemed to have completed LESSOR'S Work as of the Commencement Date of this Lease.

D.   LESSEES'
     DELAYS: 1) If a delay shall occur in the Substantial Completion Date as the result of,

                         i) Any request by LESSEE that LESSOR delay in the commencement or completion of LESSOR'S Work for any reason;

                         ii) Any change by LESSEE in any of LESSOR'S Plans after LESSEE'S approval thereof:

                         iii) Any other act or omission of LESSEE or its officers, agents, servants or contractors:

                         iv) Any special requirement of LESSOR'S Plans not in accordance with LESSOR'S building standards; or

                         v) Any reasonably necessary displacement of any of LESSOR'S Work from its place in LESSOR'S construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii), (iv), or this paragraph and the fitting of such Work back into such schedule; then LESSEE shall, from time to time and within ten (10) business days after demand therefor, pay to LESSOR for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder and the LESSEE'S obligation to pay Basic Rent commenced immediately prior to such delay.

                         2) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of force majeure, and such delay would not have occurred but for a delay described in paragraph above, such delay shall be deemed added to the delay described in that paragraph.

                         The delays referred to above are herein referred to collectively and individually as "LESSEE'S Delay."

                         3) If, as a result of LESSEE'S Delay(s), the Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, LESSOR may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to LESSEE and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that LESSEE shall pay to LESSOR the cost theretofore incurred by LESSOR in performing LESSOR'S Work, plus an amount equal to LESSOR'S out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to Section 26 through the effective termination date.

                         4)   The Construction Completion Date shall
                         automatically be extended for the period of any delays caused by LESSEE'S Delay(s) or Force Majeure.

27.  LESSOR'S    LESSOR warrants and represents that it is the owner of record
     WARRANTY    of the Premises and that it has authority to grant the
                 leasehold interest conveyed hereby.

28.  SEVERABIL-  If any term or provision of this Lease, or the application
     ITY thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.  RECORDING   LESSEE agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR'S attorneys. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30.  HOLDING        Any Holding Over by LESSEE after the expiration of the Term
     OVER           of this Lease shall be treated as a tenancy at sufferance at a rate equal to one hundred seventy five percent (175%) of the Basic Rent then in effect plus Additional Rent and other charges herein provided. LESSEE shall also pay to LESSOR all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31.  GOVERNING      This Lease shall be governed exclusively by the provisions
     LAW            hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by LESSOR and LESSEE. LESSEE agrees to make any modifications of the terms and provisions of this Lease required and requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect LESSEE'S rights and obligations under this Lease.

32.  RELOCATION     Deleted.

33.  ENTIRE
     AGREEMENT      This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

34.  RULES &
     REGULATIONS    LESSEE, its employees, agents, licensees, and visitors will at all times, observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit E. LESSOR may from time to time reasonably amend, delete, or modify existing Rules and Regulations, or adopt reasonable new
                    Rules and Regulations for the use, safety, cleanliness, and care of the Premises and the Property, and the comfort, quiet, and convenience of occupants of the Property.
                    Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days' prior written notice to LESSEE from LESSOR. In the event of any breach of any Rules or Regulations or any amendments or additions to such Rules and Regulations, LESSOR will have all remedies that this Lease provides for default by LESSOR, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations provided that the same apply to all tenants and occupants of the Building generally and do not unreasonably interfere with LESSEE'S use of, or access to the Premises as permitted hereunder. LESSOR will not be liable to LESSEE for violation of such Rules and Regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern.

35.  LESSEE'S       In consideration of LESSEE's agreement to terminate the
     RENT           existing Lease, dated November 30, 1994, as amended, by and
     CREDIT         between LESSOR and LESSEE, and to enter into this Lease,
                    LESSOR hereby agrees that LESSEE shall receive a credit in the amount of $800,000 (the "Rent Credit"). The Rent Credit may be applied, at LESSEE's option, to any sums due by LESSEE to LESSOR under this Lease, including, without limitation, all costs and expenses for LESSOR's Work, Basic
                    Rent and Additional Rent due under this Lease. LESSEE hereby authorizes LESSOR to apply the credit toward all reasonable costs related to LESSOR's Work (as set forth in Section 26) and to all Rent and Additional Rent due to LESSOR on a monthly basis commencing on the Area A Commencement Date and Area B Commencement Date until the Rent Credit is fully exhausted, unless otherwise notified in writing by LESSEE.
                    In no event shall LESSOR apply the credit toward any other sums claimed by LESSOR to be due by LESSEE under the terms of this Lease without the prior written consent of LESSEE.
                    The LESSOR shall deliver to LESSEE, upon completion of LESSOR's Work, and in no event later than the Area B
                    Commencement Date, a statement setting forth in reasonable detail, the amount of the Rent Credit applied to date and the amount of the Rent Credit remaining. Thereafter, on an annual basis but no more than one time in any twelve (12) month period, at LESSEE's request, LESSOR shall provide an updated statement setting forth the amount of the Rent
                    Credit applied to date and the amount of Rent Credit remaining. The provisions of this Section 35 shall remain in full force and effect for so long as this Lease is in effect, shall inure to the benefit of all successors and assigns of the LESSEE and shall be binding upon any and all successors to LESSOR's interest under this Lease, whether such interest is acquired by sale of the building in which the Premises is located, by operation of law or otherwise.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals as of the date above.

LESSEE: Inso Corporation   LESSOR: OMV Associates Limited Partnership
                               BY: Park Square Corporation - its General Partner
                               BY: Richard D. Cohen - its President

BY: /s/ Jonathan Levitt
   --------------------

    JONATHAN LEVITT                 /s/ [ILLEGIBLE]^^
   --------------------             -------------------------
    VICE PRESIDENT

Hereunto Duly Authorized

                                   EXHIBIT A
                                   Premises
--------------------------------------------------------------------------------
Not to Scale                                                 Capital Properties

                                                                  February, 1998




                   [THIRD FLOOR STACKING PLAN APPEARS HERE]





                                                       Third Floor Stacking Plan
                                                        The Park Square Building

--------------------------------------------------------------------------------
                         Winter Street Architects Inc

                                   EXHIBIT B

                         Legal Description of the Land

All that certain lot, piece or parcel of land situated, lying and being in the City of Boston, Suffolk County, Massachusetts, with the buildings thereon, bounded and described as follows:

NORTHERLY:   by Providence Street, six hundred seven and 40/100 (607.40) feet,

EASTERLY:    by Arlington Street, seventy-five and 06/100 (75.06) feet,

SOUTHERLY:   by St. James Avenue, six hundred four and 31/100 (604.31) feet and

WESTERLY:    by Berkeley Street, seventy-five (75) feet

containing 45,439 square feet, more or less and being the same premises conveyed by deed dated April 30, 1981 and recorded with Suffolk County Registry of Deeds, Book 9741, Page 184.

                                   EXHIBIT C

                     ITEMS INCLUDED IN OPERATING EXPENSES
                     ------------------------------------


Without limitation, Operating Expenses shall include:

1. All expenses incurred by Lessor or Lessor's agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor's agents pursuant to any collective bargaining agreement for the services of employees of Lessor or Lessor's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4. Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Boston/Brookline area for similar properties, but in no event more than six percent (6%) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises.

5. Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6. If, during the Term of this Lease, Lessor shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure; and the useful life shall be determined reasonably by Lessor in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Lessees.

8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

9. Amounts paid to independent contractors for services, materials, and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

                                   Exhibit D
                            Plans & Specifications

                      Plans prepared by Malcolm A. Blier
                                 dated 2/29/00
                             consisting of A1-A7.


                              [PLAN APPEARS HERE]

                                   EXHIBIT E

                              Rules & Regulations

  1. LESSOR may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishings, or contents of the Building, and LESSEE will comply with LESSOR'S requirements relative to such systems and procedures.

  2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenant or used for any purpose other than for ingress to and egress from the Building. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and LESSOR will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of LESSOR would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No lessee and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to a Premises of a particular tenant and may be designated in writing by LESSOR as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

  3. No sign, placard, picture, name advertisement, or written notice visible from the exterior of LESSEE'S Premises will be inscribed, painted, affixed, or otherwise displayed by LESSEE on any part of the Building or the Premises without the prior written consent of LESSOR. LESSOR will adopt and furnish to LESSEE general guidelines relating to signs inside the Building on the office floors. LESSEE agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the LESSEE by a person approved by LESSOR. Other than window treatments expressly permitted by LESSOR and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by LESSEE, LESSOR may remove the violating items without any liability, and may charge the expenses incurred by such removal to the tenants or tenants violating this rules.

  4. No cooking will be done or permitted by any LESSEE on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by LESSEE of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

  5. No LESSEE will employ any person or persons other than the cleaning service of LESSOR for the purpose of cleaning the Premises, unless otherwise agreed to by LESSOR in writing. Except with the written consent of LESSOR, no person or persons other than those approved by LESSOR will be permitted to enter the Building for the purpose of cleaning it. No LESSEE will cause any unnecessary labor by reason of such LESSEE'S carelessness or indifference in the preservation of good order and cleanliness. Should LESSEE'S actions result in any increased expenses for any required cleaning, LESSOR reserves the right to assess LESSEE for such expenses.

  6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

  7. No LESSEE, or LESSEE'S invitees or licensees, will in any way deface any part of the Premises or the Building of which they form a part, in those portions of the Premises where carpet has been provided directly or indirectly by LESSOR, LESSEE will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

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  8.   No LESSEE will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. LESSOR, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by LESSEE or any change in keying of existing locks will be installed or changed by LESSOR following tenant's written request to LESSOR and will be at LESSEE'S expense, all new locks and rekeyed locks will remain operable by LESSOR'S pass (master) key. LESSOR will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises, LESSOR will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to LESSOR all keys and access cards for the Premises and Building that have been furnished to such tenant.

  9. The elevator designated for freight by LESSOR will be available for use by all tenants in the Building during the hours and pursuant to such procedures as LESSOR may determine from time to time. The persons employed to move LESSEE'S equipment, material, furniture, or other property in or out of the Building must be acceptable to LESSOR. The moving company must be a locally recognized professional mover, whose primary business is performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by LESSOR prior to the start of any moving operations. Insurance must be sufficient, in LESSOR'S sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as LESSOR will direct, and all moving will take place during non-Business Hours unless LESSOR agrees in writing otherwise. LESSEE will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. LESSOR will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by LESSOR, stand on wood strips of such thickness as is necessary to properly distribute the weight. LESSOR will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of LESSEE. LESSOR reserves the right to inspect all such property to be brought into the building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by LESSOR, and LESSOR will not be responsible for the loss or damage of any such property.

  10. No lessee will use or keep in the Premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in lessee's normal operations in the Premises, which shall be stored in accordance with applicable law. Without LESSOR'S prior written approval, no lessee will use any method of heating or air conditioning other than that supplied by LESSOR. No lessee will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

  11. Lessees shall not, prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in LESSOR'S opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by LESSOR, lessee, or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any lessee, upon demand by LESSOR, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

  12. LESSOR will have the right to prohibit any advertising by LESSEE mentioning the Building, that in LESSOR'S reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE will refrain from or discontinue such advertising.

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  13.     LESSEE will not bring any animals (except "Seeing Eye" dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by LESSOR for such purposes.

  14. All persons entering or leaving the building between the hours of 6 p.m. and 8 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as LESSOR may establish and modify from time to time. LESSOR reserves the right to limit reasonably or restrict access to the Building during such time periods.

  15. Each lessee will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as LESSOR designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each lessee and such items may not be disposed of in the Buildings trash receptacles nor will they be removed by the Building's janitorial service, except at LESSOR'S sole option and at the lessee's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

  16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each lessee will cooperate to prevent the same.

  17. The requirements of the lessee's will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of LESSOR or LESSOR'S agent will not perform any work or do anything outside of their regular duties unless under special instructions from LESSOR.

  18. A directory of the Building will be provided for the display of the name and location of tenants only, all entries on the Building directory display will conform to standards and style set by LESSOR in its sole discretion. Space on any exterior signage will be provided in LESSOR'S sole discretion. No lessee will have any right to the use of any exterior sign.

  19. LESSEE will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before LESSEE or LESSEE'S employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard LESSEE will make good all injuries sustained by other tenants or occupants of the Building or LESSOR. On multiple-tenancy floors, all lessee's will keep the doors to the Building corridors closed at all times except for ingress or egress.

  20. LESSEE will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of other tenants in the Building.

  21. No act or thing done or omitted to be done by LESSOR or LESSOR'S agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by LESSOR of any lessee nor will it be deemed an acceptance of surrender of the Premises by any lessee, and no agreement to accept such termination or surrender will be valid unless in a writing signed by LESSOR. The delivery of keys to any employee or agent of LESSOR will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by LESSOR approving the termination or surrender.

  22. In these rules and regulations, the term "lessee" includes the employees, agents, invitees, and licensees of LESSEE and others permitted by LESSEE to use or occupy the Premises.

  23. LESSOR may waive any one or more of these rules and regulations for the benefit of any particular lessee or lessees, but no such waiver by LESSOR will be construed as a waiver of such rules and regulations in favor of any other lessee or lessees, nor prevent LESSOR from enforcing any such rules and regulations against any or all of the lessees of the Building after such waiver.

  24. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

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